                                                                    EXHIBIT 10.1


                                             As of  June 15, 2000


Blockbuster Inc.
1201 Elm Street
Dallas, Texas 75270


Viacom Inc.
1515 Broadway
New York, New York 10036


Ladies and Gentlemen:

     The parties hereto have previously entered into the CREDIT AGREEMENT (the "Credit Agreement"), dated as of June 21, 1999, among BLOCKBUSTER INC., a Delaware corporation (the "Borrower"), the Bank parties thereto from time to time, CITIBANK, N.A., as the Administrative Agent, THE BANK OF NEW YORK, as the Documentation Agent, THE BANK OF AMERICA NT & SA, as a Syndication Agent and CHASE SECURITIES INC., as a Syndication Agent. Capitalized terms not defined in this letter shall have the meanings ascribed to them in the Credit Agreement. This letter replaces in its entirety the previous letter, dated June 15, 2000, among the parties hereto.

     Citibank, N.A. is writing this letter to confirm several agreements with you concerning the Credit Agreement. The undersigned hereby agree:

     (1) that, in addition to any obligation of the Borrower to repay or prepay the Tranche C Loans under the terms of the Credit Agreement and subject to any other obligations it may have under the Credit Agreement, on or prior to the first date following the date hereof that the Borrower would not be a Subsidiary of Viacom Inc. (whether due to a sale, transfer or other disposition by Viacom Inc. or the Borrower of shares of the Borrower), the Borrower shall repay the entire unpaid Tranche C Loan and all other amounts due under the Credit Agreement in connection with the Tranche C Loan; and

     (2) that any prepayments of the Tranche C Loans previously made by Borrower and any such prepayments made after the date hereof (whether such prepayments are made pursuant to Section 4.5 of the Credit Agreement or otherwise) shall be deemed to reduce the Tranche C Loan Commitment as provided in Section 4.3 of the Credit Agreement.

     The parties hereto agree that the agreements contained herein are solely between, and for the benefit of, the parties hereto, and are not intended to modify any term of the Credit Agreement or to be enforceable by any Person other than the parties hereto.

     THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

     This letter may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

     Please evidence your acceptance of the provisions of this letter by signing the three copies of this letter enclosed herewith and returning two copies to Robert Parr, Citibank, N.A. 399 Park Avenue, 8/5, New York, New York 10043.



                                                 Very truly yours,

                                                 CITIBANK, N.A.



                                                 By: /s/ Robert Parr
                                                     -------------------------
                                                     Name:  Robert Parr
                                                     Title:    M.D.


Accepted and Agreed to:

BLOCKBUSTER INC.



By: /s/ Richard McDowell
    -----------------------
   Name: Richard McDowell
   Title: Senior Vice President & Treasurer
   Date: November 6, 2000


VIACOM INC.



By: /s/ George S. Nelson
    ----------------------
   Name:  George S. Nelson
   Title: Vice President & Asst. Treasurer
   Date:  November 6, 2000